Exhibit 99.1
Clearwire Corporation Announces Completion of Offering by Clearwire
Communications LLC of $650.0 million Exchangeable Notes due 2040
KIRKLAND, Wash.— December 8, 2010— Clearwire Corporation (NASDAQ: CLWR) — today announced the completion of the offering by its operating subsidiary, Clearwire Communications LLC (“Clearwire Communications”) of $650,000,000 aggregate principal amount of 8.25% exchangeable notes due 2040 at an issue price of 100.0% plus accrued interest from December 8, 2010 (the “Exchangeable Notes”). Clearwire Communications is also in the process of an offering of (i) $175,000,000 aggregate principal amount of 12% first-priority senior secured notes due 2015 and (ii) $500,000,000 aggregate principal amount of 12% second-priority secured notes due 2017 that is scheduled to close on December 9, 2010, subject to the satisfaction or waiver of customary closing conditions.
Clearwire Communications has granted the initial purchasers of the Exchangeable Notes an option for 30 days to purchase up to an additional $100,000,000 of Exchangeable Notes. In addition, certain stockholders of Clearwire Corporation that hold equity securities representing approximately 85% of Clearwire Corporation’s voting power have pre-emptive rights for 30 days from the date of the offering memorandum for the Exchangeable Notes that entitle such stockholders to purchase their pro rata share (based upon voting power) of all Exchangeable Notes issued. Clearwire Corporation has received waivers from stockholders holding approximately 31% of the voting power. The remaining pre-emptive rights, if exercised, could result in Clearwire Communications issuing up to an additional approximately $760,000,000 in Exchangeable Notes (assuming no exercise of the initial purchasers’ over-allotment option).
The Exchangeable Notes were issued in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A and to persons outside the U.S. pursuant to Regulation S under the Securities Act. The Exchangeable Notes have not been registered under the Securities Act or any state or other securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
Clearwire Corporation intends to use the net proceeds from the offerings for working capital and for general corporate purposes, including capital expenditures.
About Clearwire
Clearwire Corporation (NASDAQ: CLWR), through its operating subsidiaries, is a leading provider of wireless broadband services. Clearwire’s 4G mobile broadband network today serves 68 markets, including New York City, Los Angeles, Chicago, Dallas, Philadelphia, Houston, Miami, Washington, D.C., Atlanta and Boston, and provides coverage in areas of the U.S. where approximately 103 million people live, and the company plans to continue to expand its 4G coverage. Clearwire’s open all-IP network, combined with significant spectrum holdings, provides an unprecedented combination of speed and mobility to deliver next generation broadband access. The company markets its 4G service through its own brand called CLEAR® as well as through its wholesale relationships with Sprint, Comcast and Time Warner Cable. Strategic investors include Intel Capital, Comcast, Sprint, Google, Time Warner Cable, and Bright House Networks. Clearwire is headquartered in Kirkland, Wash. Additional information is available at www.clearwire.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release, and other written and oral statements made by Clearwire from time to time, contain forward-looking statements which are based on management’s current expectations and beliefs, as well as on a number of assumptions concerning future events made with information that is currently available. Forward-looking statements may include, without limitation, management’s expectations regarding future financial and operating performance and financial condition; proposed transactions; network development and market launch plans; strategic plans and objectives; industry conditions; the strength of the balance sheet; and liquidity and financing needs. The words “will,” “would,” “may,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “designed,” “plan” and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to put undue reliance on such forward- looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside of Clearwire’s control, which could cause actual results to differ materially and adversely from such statements. These forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, downturns in economic and market conditions, risks related to the completion of pending offerings, increases in interest rates and operating costs, general volatility of the capital markets, our ability to access the capital markets, changes in the competitive environment in our industry and the markets where we invest, and other risk factors discussed in the sections entitled “Risk Factors” in Clearwire’s Annual Report on Form 10-K filed on February 24, 2010 and its Quarterly Report on Form 10-Q filed November 4, 2010. Clearwire believes the forward-looking statements in this release are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Clearwire is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.
Source: Clearwire Corporation
Clearwire Contacts
Investor Relations:
Paul Blalock, 425-636-5828
paul.blalock@clearwire.com
Media Relations:
Susan Johnston, 425-216-7913
susan.johnston@clearwire.com

JLM Partners for Clearwire
Mike DiGioia or Jeremy Pemble, 206-381-3600
mike@jlmpartners.com or jeremy@jlmpartners.com

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